SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 28, 2021

SUNRISE REAL ESTATE GROUP, INC.

(Exact name of registrant as specified in its charter)

Texas	000-32585	75-2713701
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

(Address of principal executive offices)

No. 18, Panlong Road,

Shanghai, PRC 201702

 Registrant's telephone number, including area code (86)-21-6167-2855

Not Applicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

Effective as of December 28, 2021, Sunrise Real Estate Group, Inc.’s (the “Company”) Board of Directors elected Ms. Wang Wenhua as a new member of the Company’s Board of Directors, with a term of office expiring at the Company's next annual meeting of shareholders and the election of a successor.

Ms. Wang Wenhua, aged 56, had previously worked at the Company’s subsidiary, Shanghai Xin Ji Yang Real Estate Consultation Company (“SHXJY”) from 2001 to 2016. She was the financial controller of SHXJY from 2001 to 2010 and subsequently became the vice president of administration in 2010. While she was the financial controller of SHXJY, she was also involved in the Company’s internal management and operation. From 2017 to 2020, she served as a part-time consultant for Shanghai Da Er Wei Trading Company Limited ("SHDEW"), a company in which the Company has 19.91% ownership interest. The Company believes that Ms. Wang’s extensive knowledge of the Company’s operations and internal management as well as her accounting expertise will be a key asset to the Company. Ms. Wang received a technical degree in accounting from the Shanghai Lixin University of Accounting and Finance in 1984.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2022

SUNRISE REAL ESTATE GROUP, INC.

By:	/s/ Zhang Jian
Name: Zhang Jian
Title: Chief Executive Officer